Exhibit 10.2
NONQUALIFIED STOCK OPTION AGREEMENT
SIRION HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
     THIS STOCK OPTION AGREEMENT is made and entered into this                      day of                     , 2006 by and between SIRION HOLDINGS, INC. (the “Company”) and                                          (“Grantee”).
WITNESSETH:
     WHEREAS, the Grantee has provided and will continue to provide valuable services to the Company and/or one or more of its Affiliates in a key management capacity and, through such services, is expected to contribute to the development and growth of the Company and its Affiliates; and
     WHEREAS, the Company has adopted the Sirion Holdings, Inc. 2006 Stock Incentive Plan (the “Plan”) to provide a vehicle for rewarding certain key management and executive employees by providing them an opportunity for an equity participation in the Company; and
     WHEREAS, to reward Grantee for his/her performance to the Company the Company desires to grant options to Grantee pursuant to this Agreement and the Plan.
AGREEMENT:
     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to the provisions of this Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Plan:
     1. Grant of Option. Pursuant to the Plan, the Company hereby grants to Grantee an option to purchase from the Company a total of                      (___) full Shares (“Optioned Shares”) of the Company at an exercise price per share of $                     , during the vesting periods, and otherwise upon the terms and conditions set forth in this Agreement. The Date of Grant of this Option is                                         , 2006.
     2. Subject to Plan. This Option and its exercise are subject to the terms and conditions of the Plan, provided, however, that the terms of the Plan shall not be considered an enlargement of any benefits provided Grantee under this Agreement. This Option shall be subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Grantee in writing.
     3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Option is exercisable in the following cumulative installments:

First installment. Up to one-third (1/3) of the total Optioned Shares at any time following the first anniversary of the Date of Grant.
Second installment. Up to an additional one-third (1/3) of the total Optioned Shares at any time following the second anniversary of the Date of Grant.
Third installment. Up to an additional one-third (1/3) of the total Optioned Shares at any time following the third anniversary of the Date of Grant.
No fractional Shares will be issued pursuant to this Option.
     4. Term. All unexercised Options granted to the Grantee hereunder, unless sooner terminated or forfeited pursuant to the Plan or to the terms of this Agreement, shall terminate on the fifth anniversary of the date of this Agreement (the “Option Expiration Date”).
     5. Effect of Termination of Employment.
          (a) Disability. If the Grantee’s employment with the Company is terminated because of the disability of the Grantee, the Option, to the extent vested but unexercised on the date on which the Grantee’s service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s service terminated, but in any event not later than the Option Expiration Date. To the extent not vested, such Option shall immediately terminate and be canceled upon the effective date of termination of Employment. For purposes hereof, the term “disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as reasonably determined by the Board. If any determination by the Board with respect to disability is disputed by the Grantee, the parties hereto agree that, upon written notice from the dissenting Grantee, they will abide by the decision of a panel of three physicians. The Grantee and the Company shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Grantee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement. If any such dispute is not settled within forty-five (45) days from the date of written notice, either party may petition a court of competent jurisdiction to appoint an arbitrator to conduct a binding arbitration regarding the dispute under procedures and rules determined by the appointing court.
          (b) Death. If the Grantee’s employment with the Company is terminated because of the death of the Grantee, the Option, to the extent vested but unexercised on the date on which the Grantee’s service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the Option by reason of the Grantee’s death (and as otherwise permitted by the terms of this Agreement and the Plan) at any time prior to the expiration of one (1) year after the date on which the Grantee’s service terminated, but in any event no later than the Option Expiration Date. The Grantee’s service shall be deemed to have terminated on account of death if the Grantee dies within three (3) months after the Grantee’s termination of employment with the Company. To the extent not vested, such Option shall immediately terminate and be canceled upon the effective date of service termination.

          (c) Other Termination of Service. If the Grantee’s employment with the Company terminates for any reason, except disability or death, the Option, to the extent vested but unexercised by the Grantee on the date on which the Grantee’s service terminated, may be exercised by the Grantee within three (3) months after the date on which the Grantee’s service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, the Company may, in its sole discretion, cancel the Option in its entirety, both vested and unvested, if there has been a Termination for Cause of the Grantee. “Termination for Cause” shall mean termination by the Company (or any successor Subsidiary or Affiliate) of the Grantee’s employment or service with the Company for any of the following reasons:
          (i) engaging in theft, falsification of any employment or other Company records (or those of any Subsidiary or Affiliate), or in any acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, malfeasance, or intent to injure the Company;
          (ii) the Grantee’s failure or inability (due to other than disability) to perform any reasonable assigned duties after written notice from Company of, and a reasonable opportunity to cure, such failure or inability;
          (iii) any material breach by the Grantee of any employment agreement or any other agreement between Grantee and Company or any Subsidiary, or other Affiliate, which breach is not cured pursuant to the terms of such agreement, or if such agreement has no cure provisions, if such breach or failure by its nature is incapable of being cured, or such breach or failure remains uncured for more than thirty (30) days following receipt by Grantee of written notice from the Company specifying the nature of the breach or failure and demanding the cure thereof; or
          (iv) the Grantee’s conviction of any felony or other criminal act which impairs Grantee’s ability to perform his or her duties with Company or which involves moral turpitude, fraud, dishonesty or a breach of trust.
     “Termination for Cause” pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Company. “Termination for Cause” shall not include any action by the Grantee in connection with his or her duties if Grantee acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of Company and for which Grantee had no reasonable cause to believe his or her conduct was unlawful
     6. Manner of Exercise. To exercise an Option under the Plan, the Grantee must give written notice to the Company, in the form of Exhibit “A” attached hereto, specifying the number of Shares with respect to which the Grantee elects to exercise the Option together with full payment of the Exercise Price and payment to the Company of any tax withholding required in connection with your exercise of the Option (including FICA, Medicare, and local, state, or federal income taxes). The date of exercise will be the date on which the Company receives the notice. Payment may be made by any means determined by the Committee in its sole discretion and consistent with the terms of the Plan.

     Upon payment of all amounts due from the Grantee, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Grantee (or the person exercising the Grantee’s Option in the event of his/her death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver Shares shall, however, be subject to the terms of the Plan and to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder. Then, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     If the Grantee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Grantee’s right to purchase such Optioned Shares may be terminated by the Company.
     7. [INTENTIONALLY OMITTED]
     8. Non-Assignability. This Option is not assignable or transferable by the Grantee except by will or by the laws of descent and distribution.
     9. Rights as Stockholder. The Grantee will have no rights as a stockholder with respect to any shares covered by this Option until the issuance of a certificate or certificates to the Grantee for the shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     10. No Right of Employment. Nothing in the Plan or in any Option granted shall confer any right on Grantee to continue in the employ of the Company or its Subsidiaries or Affiliates or shall interfere in any way with the right of the Company or its Subsidiaries or Affiliates to terminate such Grantee’s employment at any time.
     11. Adjustment of Number of Shares and Related Matters. The number of Shares covered by this Option and the Option Price are subject to adjustment in accordance with Section 8 of the Plan.
     12. Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he/she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares to the Grantee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Grantee are subject to all applicable laws, rules, and regulations.
     13. Investment Representation. Unless the Shares are issued to him/her in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Grantee represents and warrants to the Company that all Shares which may be purchased hereunder will be acquired by the Grantee for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to him/her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear an appropriate restrictive investment legend. The Company, in its discretion, may also require the exercising Grantee to make such customary securities laws and other respresentations and warranties as it may, upon advise of counsel, deem appropriate from time to time.
     14. Grantee’s Acknowledgments. The Grantee acknowledges receipt of a copy of the Plan and of the Summary Plan Description and prospectus pertaining to the Plan, which are annexed as Exhibit “B” hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement.
     15. Miscellaneous
     (a) Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rules, or principles of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
     (b) Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     (c) Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
     (d) Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     (e) Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.
     (f) Modification. Except as otherwise specifically set forth in this Agreement or the Plan, no change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the foregoing, Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Option Agreement in any manner and delay the payment of any amounts payable pursuant to this Option Agreement to the extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.
     (g) Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
     (h) Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
     (i) Notice. Any notice or communication required to be delivered or which otherwise may be given under this Agreement shall be in writing and addressed to the Grantee or the Company (as the case may be) at the address of Grantee set forth in the employment records of the Company or of the Company as set forth on the Notice of Exercise. All required notices shall be deemed given or delivered (i) upon personal delivery, (ii) three delivery days following deposit in the U.S. Mail, certified and return receipt requested, postage prepaid and properly addressed to the Grantee, (iii) upon confirmed delivery by Fed-Ex or comparable nationally recognized overnight courier, or (iv) by facsimile upon the date of transmission, with machine confirmation and subsequent delivery pursuant to (i)-(iii) above. All communications to the Company shall be to the attention of the Corporate Secretary of the Company.
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     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date first set forth hereinabove.

SIRION HOLDINGS, INC.

By:

Print Name:

Title:

Grantee:

signature

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EXHIBIT “A”
to Option Agreement
SIRION HOLDINGS, INC.
NOTICE OF EXERCISE OF OPTION

TO:	Sirion Holdings, Inc.
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
ATTENTION: Corporate Secretary
     The undersigned hereby irrevocably elects to exercise the purchase rights granted under the Option Agreement dated as of                      (the “Option Agreement”) between Sirion Holdings, Inc. (the “Company”) and the undersigned (“Grantee”) pursuant to Sirion Holdings, Inc. 2006 Stock Incentive Plan (“Plan”). The undersigned Grantee hereby exercises his/her right to purchase                      (                    ) Shares in the Company, as constituted on the date hereof, and herewith makes full payment of                                          Dollars ($                    ) therefore, in form provided for in the Plan.
DATED:

Signature

Name:

Address:

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EXHIBIT “B”
to Option Agreement
Sirion Holdings, Inc. 2006 Stock Incentive Plan
and Summary Plan Description